EXHIBIT 99.1

CIT Group Inc.

NOTICE DATE REPORT

Set forth below is the Notice Date Report for the Quarter ended September 30, 2011 under Section 7.5(e) of the First Amendment to Series A Supplemental Indenture among CIT Group Inc., as Issuer, the Guarantors Named Therein, as Guarantors, and Deutsche Bank Trust Company Americas, as Trustee, dated as of May 31, 2011.

1a. Sweep Cash Amount* for the quarter ended September 30, 2011	$626,230,142

1b. First Lien Discharge Amount* for the quarter ended September 30, 2011	$0

2. Other Available Cash* as of September 30, 2011	$1,981,836,561

3a. Payments made during the quarter ended September 30, 2011 on obligations
that were Time-To-Fund (TTF) Requirements*	$7,059,247,427

3b. Payments made during the quarter ended September 30, 2011 on Qualified
Debt Obligations*	$5,859,312,657

3c. The projected amounts of TTF payments for the 12-month period
ending September 30, 2012	$3,326,046,772

4a. Permitted Bank Investments* made from sweep accounts during
the quarter ended September 30, 2011	$0

4b. Required Bank Investments* made from sweep accounts during
the quarter ended September 30, 2011	$0

4c. Required Bank Investments* made from Other Available Cash*
during the quarter ended September 30, 2011	$77,815,294

5. Business Reinvestments* made from sweep accounts during the
quarter ended September 30, 2011	$0

6. Payments made or required to be made to repay or repurchase indebtedness outstanding under the 1st Lien Facility or Series A
Notes, as applicable, during the quarter ending
December 31, 2011	$767,162,066

7. Cash sweep payment (i.e., “Available Sweep Amount”) required
for the quarter ended September 30, 2011	$0

* As defined under the Series A Indenture.

CIT Group Inc.

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